EXHIBIT 3.2

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS (Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of Corporation: Soul and Vibe Interactive Inc.

2.	The articles have been amended as follows:

Article III is hereby amended to read as follows:

“Number and Designation. That the total number of stock authorized that may be issued by the Corporation is 2,000,000,000 (two billion) shares of common stock with a par value of $0.001 per share and 10,000,000 (ten million) shares of preferred stock with a par value of $0.001 per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors.”

3.	Neither the language under the heading Article 3A nor Article 3B shall be amended in any way.

4.	The vote by which the shareholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 66.16%

5.	Effective date of filing: January 24, 2017

6.	Signature: /s/ Tony Chiodo, Chief Executive Officer

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

PETER ANTHONY CHIODO

Job:C20170125-0284
January 25, 2017

Special Handling Instructions:
EXP AMD-CC EMAILED 01/25/17 NEH

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20170032324-54	1/25/2017 8:00:27 AM	1	$825.00	$825.00
24 Hour Expedite	20170032324-54	1/25/2017 8:00:27 AM	1	$125.00	$125.00
Copies - Certification of Document	20170032324-54	1/25/2017 8:00:27 AM	1	$30.00	$30.00
Total					$980.00

Payments

Type	Description	Amount
Credit	4853658542246544104015|	$980.00
Total		$980.00

Credit Balance: $0.00

Job Contents:
Certified File Stamped Copy(s): 1

PETER ANTHONY CHIODO

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 25, 2017

Job Number: C20170125-0284
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20170032324-54	Amendment	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20170125-0284
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090204

Filed in the office of	Document Number
Barbara K. Cegavske	20170032324-54
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 01/25/2017 8:00 AM
	Entity Number E0005712011-7

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of corporation:

Soul and Vibe Interactive Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III is hereby amended to read as follows:

Neither the language under the headings 3A nor Section 3B shall be amended in any way.

4. Effective date and time of filing: (optional) Date: Jan. 24, 2017 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15